                                                                    Exhibit 10.1



                                     LEASE

                                BY AND BETWEEN

                 NORTHWESTERN NATIONAL LIFE INSURANCE COMPANY

                                 ("LANDLORD")

                                      AND

                           ARM FINANCIAL GROUP, INC.

                                  ("TENANT")





                                 JUNE 14, 1996

                               TABLE OF CONTENTS

Section                                                                    Page
- -------                                                                    ----

   1.   PREMISES ........................................................    1

   2.   RENTABLE AREA; TENANT'S PRO RATA SHARE ..........................    1

   3.   TENANT'S LEASEHOLD IMPROVEMENTS .................................    1

   4.   TERM ............................................................    2

   5.   BASE RENT .......................................................    2

   6.   CONTRIBUTION TO OPERATING COST INCREASES ........................    3

   7.   USE .............................................................    5

   8.   ASSIGNMENT AND SUBLETTING .......................................    5

   9.   MAINTENANCE .....................................................    7

  10.   ALTERATIONS; SIGNS; EQUIPMENT; MOVING ...........................    7

  11.   RIGHT OF ENTRY ..................................................    9

  12.   SERVICES AND UTILITIES; PARKING; ACCESS .........................    9

  13.   WAIVER AND INDEMNITY ............................................   10

  14.   INSURANCE .......................................................   11

  15.   FIRE OR OTHER CASUALTY ..........................................   12

  16.   CONDEMNATION ....................................................   13

  17.   SECURITY INTEREST ...............................................   13

  18.   DEFAULT .........................................................   13

  19.   LANDLORD'S RIGHT TO CURE DEFAULT; LATE PAYMENT ..................   15

  20.   WAIVER ..........................................................   15

  21.   SUBORDINATION ...................................................   15

  22.   RULES AND REGULATIONS ...........................................   16

  23.   COVENANT OF QUIET ENJOYMENT .....................................   16

  24.   NO REPRESENTATIONS BY LANDLORD ..................................   17

  25.   NOTICES .........................................................   17

  26.   ESTOPPEL CERTIFICATES ...........................................   17

  27.   SURRENDER; HOLDING OVER .........................................   18

  28.   ENERGY CONSERVATION .............................................   18

  29.   RELOCATION ......................................................   18

  30.   BROKERS .........................................................   18

  31.   TENANT'S TAXES ..................................................   19

  32.   SECURITY DEPOSIT; ADDITIONAL SECURITY ...........................   19

  33.   LEASE ASSUMPTION ................................................   20

  34.   RENT CONCESSION .................................................   21

  35.   OPTION TO RENEW .................................................   21

  36.   EXPANSION OPTION ................................................   22

  37.   RIGHT OF FIRST OFFER ............................................   22

  38.   MISCELLANEOUS ...................................................   23


            Exhibit A        Floor Plan
            Exhibit B        Rules and Regulations

                                     LEASE

          This Lease is made as of June 14, 1996, by and between Northwestern National Life Insurance Company, a Minnesota corporation ("Landlord") and ARM Financial Group, Inc., a Delaware corporation ("Tenant").

          1.     PREMISES:

          Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, for the term and upon the conditions hereinafter provided, space consisting of approximately 31,010 square feet of Rentable Area as designated on Exhibit A attached hereto (the "Premises"), on the seventh and eighth floors of the building commonly known as the 515 Building (the "Building") located at 515 West Market Street, Louisville, Kentucky (such land and building being hereinafter referred to as the "Project"). The Premises are assigned Suite Nos. 700 and 800.

          2.     RENTABLE AREA; TENANT'S PRO RATA SHARE:

          2.1 For purposes of this Lease, Landlord represents and warrants, and Tenant hereby acknowledges and agrees, that (a) the Rentable Area of the Premises is 31,010 square feet and (b) the Rentable Area of the Project is 119,165 square feet, both measured pursuant to BOMA standards.

          2.2 "Tenant's Pro Rata Share" shall mean that percentage representing a fraction, the numerator of which is the Rentable Area of the Premises and the denominator of which is the Rentable Area of the Project, both as set forth in Section 2.1 above. Based upon this formula, Tenant's Pro Rata Share shall be twenty-six and 02/100 percent (26.02%).

          3.     TENANT'S LEASEHOLD IMPROVEMENTS:

          3.1 Tenant acknowledges and agrees that Tenant is taking the Premises "AS IS" and Landlord shall not be obligated to do any work whatsoever in the Premises. In the event any work is necessary or appropriate to prepare the Premises for occupancy by Tenant ("Tenant's Work"), the same shall be completed by Tenant at its sole cost and expense; provided, however, that Landlord will provide Tenant with an allowance to fund Tenant's Work (the "Tenant Allowance") in an amount not to exceed Four Hundred Sixty-five Thousand one Hundred Fifty and No/100 Dollars ($465,150.00), in accordance with Section
3.3 below. Notwithstanding anything to the contrary herein, Tenant may, at its option, utilize up to one Hundred Fifty-five Thousand Fifty and No/100 Dollars ($155,050.00) of the Tenant Allowance for expenses incurred by Tenant in connection with or arising out of its relocation to the Building (including, but not limited to, installation of new work stations and furniture).

          3.2 Prior to the commencement of Tenant's Work, Tenant shall: (i) submit a list of its contractors to Landlord for Landlord's written approval, which approval shall not be unreasonably withheld; (ii) obtain Landlord's written approval of the plans and specifications for Tenant's Work, which approval shall not be unreasonably withheld; (iii) furnish Landlord with such protection or security against mechanics' or other liens as Landlord may reasonably request;

and (iv) provide Landlord with such other documentation relating to Tenant's Work as Landlord may reasonably require, including without limitation copies of bids and final prices.

          3.3 The Tenant Allowance shall be paid to Tenant after satisfaction of all of the following conditions:

          (a) Satisfactory substantial completion of Tenant's Work in accordance with Tenant's approved plans and specifications;

          (b) Submission by Tenant of evidence reasonably satisfactory to Landlord that all costs of construction relating to Tenant's Work have been paid, which evidence may include lien waivers from Tenant's general contractor and all subcontractors providing materials or labor to the Premises; and

          (c)    Tenant is not in default of its obligations under this Lease.

          4.     TERM:

          The term of this Lease shall commence upon the "Commencement Date", which shall be September 1, 1996. Notwithstanding the foregoing, Tenant shall have the right, at any time after the date of this Lease, to enter upon and occupy the Premises prior to the Commencement Date; provided, however, that Tenant shall have no right to early possession of that portion of the Premises on the seventh floor of the Building currently occupied by John D. Heyburn & Associates (the "Existing Tenant") until such time as the Existing Tenant surrenders possession of said portion of the Premises; and further provided that any such entry and/or occupancy shall be subject to all of the terms and conditions of this Lease other than the obligation to pay Base Rent and additional rent. Following the Commencement Date the term of this Lease shall continue for ten (10) years (the "Term"), subject to renewal as provided in
Section 3.5 below.

          5.     BASE RENT:

          Tenant shall pay as monthly "Base Rent" for the Premises one-twelfth (1/12th) of the product of: (i) the rental rate per square foot of Rentable Area per year as set forth below, times (ii) the number of square feet of Rentable Area of the Premises (as set forth in Section 2.1).

                                 Annual      Monthly
                     Rental       Base         Base
     Period         Rate (psf)    Rent         Rent
- -----------------  -----------  -----------  ----------

9/1/96  - 9/30/96    --$0--      --$0--        --$0--
l0/1/96 - 8/31/97    $  9.00  $279,090.00   $ 23,257.50
9/1/97 - 8/31/98     $ 10.00  $310,100.00   $ 25,841.67
9/1/98 - 8/31/00     $ 15.50  $480,655.00   $ 40,054.58
9/1/00  - 8/31/01    $ 16.50  $511,665.00   $ 42,638.75


9/1/01 - 8/31/04     $ 17.50  $542,675.00   $ 45,222.92
9/1/04 - 8/31/06     $ 18.00  $558,180.00   $ 46,515.00

The Base Rent shall be paid in monthly installments, in advance, on the first day of each and every calendar month during the Term. If the initial or final month of the Term of this Lease is less than a calendar month, Base Rent for such partial month shall be prorated at the rate of one-thirtieth (1/30th) of the monthly Base Rent for each day, payable in advance. Tenant will pay said Base Rent, together with its Pro Rata Share of operating Cost Increases and all other amounts due under this Lease, to Landlord at Northwestern National Life Insurance Company, c/o Unison Commercial Group, Inc., The Starks Building, 455 South 4th Avenue, Louisville, Kentucky 40202-2527 (the "Landlord Address"), or to such other party or to such other address as Landlord may designate from time to time by written notice to Tenant. Tenant's obligation to pay the Base Rent, Tenant's Pro Rata Share of operating Cost Increases and other amounts due under this Lease is an independent covenant, and is and shall not be subject to any abatement, deduction, counterclaim, reduction, setoff or defense of any kind whatsoever except as otherwise specifically set forth herein.

          6.     CONTRIBUTION TO OPERATING COST INCREASES:

          6.1 There is established under this Lease a "Base Year," which for these purposes is that portion of the year 1996 occurring after the Commencement Date, annualized to a full twelve-month calendar year. In the event that the operating Costs (defined in Section 6.2 below) incurred by Landlord in the operation of the Project during the first calendar year after the Base Year, or during any subsequent calendar year, shall differ from the operating Costs for the Base Year, Tenant shall pay as additional rent Tenant's Pro Rata Share of operating Cost Increases. The term "operating Cost Increases" shall mean the amount by which Actual operating Costs (defined in Section 6.3 below) for a given calendar year exceeds Actual operating Costs for the Base Year.

          6.2 "Operating Costs" are hereby defined with respect to any calendar year to include but not be limited to the following costs incurred by Landlord in such calendar year with respect to the Project: all real estate taxes and installments of special assessments which shall accrue or become a lien against, or are payable in respect of, any part of the Project during the Term of this Lease; all other governmental impositions, including but not limited to amounts payable under assessment agreements, gross receipts taxes and taxes on rentals (other than income taxes) relating to the Project; the costs of heat, cooling, utilities, insurance (including but not limited to liability insurance and fire and casualty insurance with rental abatement endorsement, boiler and pressure vessel insurance, war risk insurance, builders risk insurance, and owners protective liability insurance), security, landscaping, janitorial and cleaning services; all employment costs including salaries, wages and fringe benefits; all types of management fees in effect upon the Commencement Date, including expenses reimbursable to any manager and rental of property management office; fees for professional services; charges under maintenance and service contracts; all supplies purchased for use in the Project; all maintenance and repair costs; any equipment rental; depreciation of the cost of capital improvements (i) made to reduce operating Costs or limit increases therein, or (ii) required by Landlord's insurance carrier or (iii) required by any law, rule, regulation or order of any governmental or quasi-governmental authority having jurisdiction; and any and all other costs of operation, whether ordinary or extraordinary.

          Operating Costs shall not include direct out-of-pocket costs of the following: leasing commissions and costs of marketing; the cost of constructing leasehold improvements; payments of principal and interest on any mortgages, deeds of trust or other encumbrances upon the Project; depreciation of the capital cost of the Project except as provided above; the cost of any items for which Landlord is directly reimbursed by insurance proceeds, condemnation awards, a tenant of the Project or the like; wages, salaries or other compensation paid to executive employees of Landlord or the property manager ranking above the highest-ranking, on-site employee; costs associated with the operation of the business of the entity which constitutes Landlord, which costs are not directly related to maintaining or operating the Project (by way of example, the formation of the entity, internal accounting and legal matters, including but not limited to preparation of tax returns and financial statements and gathering of data therefor, costs of defending any lawsuits related to maintaining or operating the Project, costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord's interest in the Project, and costs of any disputes between Landlord and its employees); any expense representing an amount paid for products or services (other than overall property management) to a person or entity relating to or affiliated with Landlord which is in excess of the fair market value of such services and products; fees incurred in disputes with tenants; costs of remediation of Hazardous Materials not directly attributable to use of the Project by Tenant.

          6.3 The term "Actual Operating Costs" shall mean, with respect to each calendar year during the Lease Term, the actual Operating Costs for said year computed in accordance with the provisions of Section 6.2.

          6.4 Prior to (or within a reasonable time after) the commencement of each calendar year after the Base Year, Landlord shall provide Tenant with an estimate of operating Cost Increases ("Estimated Operating Cost Increases") for the upcoming year, and Tenant shall pay monthly in advance as additional rent an amount equal to one-twelfth (l/12th) of Tenant's Pro Rata Share of Estimated operating Cost Increases. Within a reasonable time after the expiration of each calendar year, Landlord shall provide Tenant with a statement setting forth (a) Tenant's Pro Rata Share of Actual operating Cost Increases for the year just ended and (b) the aggregate of Tenant's payments of Estimated operating Cost Increases for such year. Within thirty (30) days after the delivery of such statement (including any statement delivered after the expiration or termination of the Term of this Lease), the party in whose favor the difference, if any, between (a) and (b) exists shall pay the amount of such difference to the other.

          6.5 Landlord's books and records relating to Actual operating Costs for any particular calendar year shall be available for inspection by Tenant or Tenant's designee, during the ninety (90) day period following delivery of Landlord's statement with respect to such year, and during normal business hours upon prior appointment at Landlord's local business address. Each statement furnished by Landlord hereunder shall constitute a final determination upon Tenant unless Tenant shall within ninety (90) days after delivery thereof give written notice to Landlord that Tenant disputes the accuracy thereof, which notice shall specify in reasonable detail the inaccuracies of the statement.

          6.6 Landlord may at its option by thirty (30) days' written notice to Tenant change its accounting year hereunder from the calendar year to a fiscal year, making such adjustments from the end of the last calendar year to the commencement of the first full fiscal year as shall be appropriate pursuant to generally accepted accounting principles. Upon such change, references in this Section 6 to a calendar year shall be deemed to be references to a fiscal year.

          7.     USE:

          7.1 Tenant will use and occupy the Premises solely for general office purposes. Tenant will not use or occupy the Premises for any unlawful purpose, and will comply with all present and future laws, ordinances, regulations and orders of all governmental units having jurisdiction over the Premises. Tenant shall not cause or permit any unusual noise, vibrations, odors or nuisance in or about the Premises. Landlord disclaims any warranty that the Premises are suitable for Tenant's use and Tenant acknowledges that it has had a full opportunity to make its own determination in this regard.

          7.2 Tenant will not conduct or permit to be conducted any activity, or place any equipment in or about the Premises, which will in any way increase the rate of fire insurance or other insurance on the Project; and if any increase in the rate of fire insurance or other insurance is concluded by any insurance company or by the applicable Insurance Rating Bureau to be due to activity or equipment of Tenant in or about the Premises, Tenant shall be liable for such increase and shall reimburse Landlord therefor and, further, shall discontinue or cause the discontinuance of such conduct, or shall remove such equipment, upon Landlord's demand made at any time thereafter.

          7.3 Tenant shall not install, use, generate, store or dispose of in or about the Premises any hazardous substance, toxic chemical, pollutant or other material regulated by the Comprehensive Environmental Response, Compensation and Liability Act of 1985 or the Kentucky Environmental Protection Act or any similar law or regulation, including without limitation any material containing asbestos, PCB, CFC or HCFC (collectively "Hazardous Materials") without Landlord's written approval of each Hazardous Material. Landlord shall not unreasonably withhold its approval of use by Tenant of immaterial quantities of Hazardous Materials customarily used in office business operations so long as Tenant uses such Hazardous Materials in accordance with all applicable laws. Tenant shall indemnify, defend and hold Landlord harmless from and against any claim, damage or expense arising out of Tenant's installation, use, generation, storage, or disposal of any Hazardous Materials, regardless of whether Landlord has approved the activity. Landlord represents and warrants that, to the best of its knowledge, on the date of this Lease there are no Hazardous Materials within the Premises or the Building, with the possible exception of asbestos in HVAC gaskets.

          8.     ASSIGNMENT AND SUBLETTING:

          8.1 Tenant will not assign, transfer, mortgage or encumber this Lease or sublet or rent or permit occupancy or use of the Premises, or any part thereof by any third party; nor shall any assignment or transfer of this Lease be effectuated by operation of law or otherwise,

(any of the foregoing being hereinafter referred to as an "Assignment") without in each such case obtaining the prior written consent of Landlord, which consent shall be subject to Landlord's sole discretion, which shall not be unreasonably withheld. The consent by Landlord to any Assignment shall not be construed as a waiver or release of Tenant from the terms of any covenant or obligation under this Lease, nor shall the collection or acceptance of rent from any transferee under an Assignment constitute an acceptance of the Assignment or a waiver or release of Tenant or any transferee of any covenant or obligation contained in this Lease, nor shall any Assignment be construed to relieve Tenant from the requirement of obtaining the consent in writing of Landlord to any further Assignment.

          8.2    INTENTIONALLY OMITTED.

          8.3 If Tenant desires at any time to make an Assignment, it shall first notify Landlord of its desire to do so and shall submit in writing to Landlord (i) the name of the proposed assignee, mortgagee, subtenant or other transferee (any of the foregoing being hereinafter referred to as an "Assignee"), (ii) the nature of the proposed Assignee's business to be carried on the Premises, (iii) a copy of the proposed Assignment agreement and any other agreements to be entered into concurrently with such Assignment, including full disclosure of all financial terms, and (iv) such financial information as Landlord may reasonably request concerning the proposed Assignee. The furnishing of such information shall not limit any of Landlord's rights or alternatives under this Section 8.

          8.4 Upon any request for Landlord's consent under this Section 8, Landlord shall have the option, to be exercised by giving written notice to Tenant within sixty (60) days after receipt by Landlord of the information concerning such Assignment required by Section 8.3, to terminate this Lease as to the portion of the Premises for which Tenant proposes an Assignment, effective as of the date Tenant proposes the Assignment to take place, unless Tenant shall by written notice to Landlord withdraw its request for Landlord's consent within ten (10) days of receipt of Landlord's notice of termination. Upon termination of this Lease as to such portion of the Premises, (i) the Base Rent shall be reduced by the lesser of (x) the then current Base Rent per square foot of Rentable Area, multiplied by the number of square feet of Rentable Area for which Tenant proposes an Assignment and (y) the Base Rent stated in Tenant's notice under Section 8.3; (ii) Tenant's Pro Rata Share shall be reduced in proportion to the reduction of the Rentable Area of the Premises; (iii) such portion of the Premises shall, at Tenant's expense, be a separately demised area complying with all codes and with a reasonable and appropriate entrance separate from the entrance for the remainder of the Premises; (iv) Tenant shall at all times provide non-exclusive use of any common facilities; and (v) Landlord shall have the right to use such portion of the Premises for any legal purpose compatible with a first class office building, in its sole discretion, and the right to further assign or sublease the portion of the Premises shall be subject to Landlord's election without the consent of Tenant. Upon termination of this Lease as to all or any portion of the Premises, any option to extend the term of this Lease with respect to such portion of the Premises shall also terminate, whether or not such options have been exercised. Non-exercise by Landlord of its rights under this Section 8.4 shall not limit any of Landlord's other rights and alternatives under Section 8.

          8.5 Whether or not Landlord has consented to the applicable Assignment, fifty percent (50%) of the amount by which the income received by Tenant with respect to any Assignment exceeds, in any month, the Base Rent and operating Cost Increases payable by Tenant to Landlord, shall be payable by Tenant directly to Landlord as additional rent hereunder on or before the last day of each such month. Tenant shall make full disclosure to Landlord of all consideration paid or payable, agreements and other relevant understandings with respect to any such Assignment.

          9.     MAINTENANCE:

          Without limitation of Landlord's obligation to provide routine janitorial services as set forth in Section 12, Tenant agrees to keep and maintain the Premises and the fixtures and equipment therein in first class, properly functioning, safe, orderly and sanitary condition, will make all reasonably necessary replacements thereto, will suffer no waste or injury thereto, and will at the expiration or other termination of the Term of this Lease, surrender the same with all improvements in the same order and condition in which they were on the date of completion of Tenant's Work, or in such better condition as they may hereafter be put, ordinary wear and tear and casualty damage to the extent covered by insurance excepted. Landlord shall promptly make all necessary repairs to the outer walls, roof, downspouts, gutters and basic structural elements and common areas of the Project. Landlord shall also make all necessary repairs to the portions of the building systems (plumbing, sewage, heating, air conditioning and electrical) providing service jointly to the Premises and other portions of the Project. Tenant shall be responsible for all other portions of the building systems serving the Premises. Notwithstanding anything apparently to the contrary in this Section, any cost of repairs or improvements to the Project, to the Premises or to any common areas which are occasioned by the negligence or default of Tenant, its officers, employees, agents or invitees, or by requirements of law, ordinance or other governmental directive and which arise out of the nature of Tenant's use and occupancy of the Premises or the installations of Tenant in the Premises shall be paid for by Tenant, as additional rent hereunder, promptly upon billing.

          10.    ALTERATIONS; SIGNS; EQUIPMENT; MOVING:

          10.1 Tenant will not make or permit anyone to make any alterations, decorations, additions or improvements, structural or otherwise, in or to the Premises or the Project without the prior written consent of Landlord, which consent shall not be unreasonably withheld. As a condition precedent to consent of Landlord hereunder, Tenant agrees to indemnify Landlord in writing against mechanic's and other such liens as Landlord shall reasonably request. If any mechanic's lien is filed against any part of the Project for work claimed to have been done for, or materials claimed to have been furnished to, Tenant, such mechanic's lien shall be discharged by Tenant within twenty (20) days thereafter, at Tenant's sole cost and expense, by the payment thereof or by making any deposit required by law. Regardless of whether Landlord's consent is required or obtained hereunder: (i) all alterations shall be made in accordance with applicable laws, codes and insurance guidelines, and shall be performed in a good and workmanlike manner, and (ii) if the construction or installation of Tenant's alterations or fixtures causes any labor disturbance, Tenant shall immediately take any action necessary to end such labor disturbance. All alterations, additions or fixed improvements in or to the Premises or the

Project made by Tenant shall become the property of Landlord upon expiration of the Term and shall remain upon and be surrendered with the Premises as a part thereof without disturbance or injury, unless Landlord requires specific items thereof to be removed by Tenant at Tenant's sole expense, in which event Tenant shall do so prior to the expiration of the Term at its expense, and shall repair any damage caused thereby. Notwithstanding the foregoing, if (x) Tenant is not in default in the performance of any of its obligations under this Lease, (y) if any and all damage resulting therefrom be repaired, and (z) Tenant shall post such security with respect to damage as Landlord may reasonably request, Tenant shall have the right to remove, during the last ninety (90) days of the term of this Lease, all movable furniture, furnishings or trade fixtures installed in the Premises at the direct expense of Tenant, provided the same is completed with no damage to the Premises, reasonable wear and tear excepted.

          10.2 Tenant shall not place or maintain any sign, advertisement or notice on any part of the outside of the Premises or the Project except in such place, number, size, color and style as has been approved in writing by Landlord, which approval shall not be unreasonably withheld. Any such signs shall be at the sole expense of Tenant. Tenant shall remove all signs at the expiration or termination of this lease and restore the affected area to its original condition. Landlord shall include Tenant's name and suite number(s) on the Project building directory. Notwithstanding anything to the contrary herein, Tenant shall have the right to place and maintain, at its sole cost and expense, up to two (2) exterior signs in such location(s) on the side or sides of the Building as Tenant may elect (the "Exterior Signs"); provided, however, that the Exterior Signs shall be subject to Landlord's prior approval as to design and specifications, which approval shall not be unreasonably withheld. Provided Tenant has two (2) Exterior Signs, in the event another tenant leases premises in the Building having a greater rentable area than the Premises or the Building is sold to a user purchaser, and such other tenant or purchaser requires removal of the Exterior Signs, then Landlord shall have the right to direct Tenant to remove one (1) of the Exterior Signs as designated by Tenant, and Tenant shall, at its sole cost and expense, remove said Exterior Sign and repair any damage occasioned by such removal.

          10.3 Tenant shall not install any equipment which will or may necessitate any changes, replacements or additions to, or in the use of, the heating, ventilating or air conditioning system, or electrical system of the Premises or the Project nor any equipment containing Hazardous Materials without first obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld; provided, however, that Tenant shall have the right, at its sole cost and expense (including all utility charges associated therewith), to install, maintain and operate temperature/humidity control equipment and all cabling necessary for the operation of Tenant's computers. Equipment belonging to Tenant which causes noise or vibration that may be transmitted to the structure of the Project or to any space therein to such a degree as to be objectionable to Landlord or to any tenant in the Project shall be installed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise and vibration. Landlord shall have the right at any time to limit the weight and prescribe the position of safes, concentrated filing systems and other heavy equipment or fixtures.

          10.4 No furniture, equipment or other bulky matter of any description will be received into the Project or carried in the elevator except as approved by Landlord, which approval shall not be unreasonably withheld. All moving of furniture, equipment and other material shall be done at other than normal business hours, be under the direct control and supervision of Landlord who shall, however, not be responsible for any damage to or charges for moving the same unless damage is the direct result of Landlord's gross negligence. Any and all material damage or injury to the Premises or the Project caused by moving the property of Tenant in or out of the Premises, or due to the same being on the Premises, shall be repaired by, and at the sole cost of, Tenant. No deliveries or pickups shall be left unattended at the loading dock.

          11.    RIGHT OF ENTRY:

          11.1 Tenant will furnish a master key to the Premises to Landlord and permit Landlord, or its representative, to enter the Premises upon reasonable notice and at reasonable times, to examine, inspect and protect the Premises, and to make such alterations, renovations, restorations and/or repairs as Landlord reasonably deems necessary or desirable for the Premises, for any other premises in the Project, or the Project itself (including access to distribution systems above the ceiling of the Premises), or to exhibit the same to prospective tenants during the last year of the Term of this Lease or during any period Tenant is in default hereunder, or to prospective purchasers or lenders at any time. Landlord shall use its best efforts to not unreasonably interfere with the conduct of Tenant's business, but Landlord shall in no event be liable to Tenant for any damages in connection with such entry or installation.

          11.2 Landlord reserves the right to impose such security restrictions in the common areas as it deems reasonably appropriate.

          12.    SERVICES AND UTILITIES; PARKING; ACCESS:

          12.1 During the Project operating hours of 7:00 AM to 6:00 PM Monday through Friday and 8:00 AM to 1:00 PM Saturday, holidays excluded, or during such other operating days and hours as established by Landlord from time to time, Landlord shall furnish reasonably adequate water, escalator and elevator service and heat and air conditioning during such seasons of the year when such services are normally furnished in office buildings in the Louisville, Kentucky metropolitan area. After-hours HVAC shall be available to Tenant, upon written request to Landlord, at a charge of $20.00 per hour per floor (subject to increase based upon increases in Landlord's cost of providing such service), payable as additional rent hereunder. Landlord shall provide evening cleaning and janitorial service to the Premises, Saturdays, Sundays and holidays excluded. Landlord shall provide access to electric and telephone service in accordance with Landlord's electric and telephone service regulations in effect from time to time, and Tenant shall comply with such regulations. Landlord shall not be liable for, and there shall be no abatement of rent by reason of, failure to furnish, or for delay or suspension in furnishing, any services to be provided by Landlord, caused by breakdown, maintenance, repairs, strikes, scarcity of labor or materials, energy conservation pursuant to Section 28 hereof, or causes beyond Landlord's control. Landlord shall make reasonable efforts to remedy or restore such services promptly. Tenant shall conserve heat, air conditioning, water and electricity and shall use due care in the use of the Premises and of the public areas in the Project. All thermostats within the Premises shall be under the sole control of Landlord, and Tenant shall not, nor shall it permit any of its employees, agents, representatives, guests or invitees, to open, change or tamper with any thermostats. Landlord shall maintain the temperature and humidity of the Premises within reasonably comfortable ranges.

          12.2 During the Term of this Lease and conditional upon Tenant not being in default hereunder, Tenant shall be permitted to rent twelve (12) parking spaces in the Project's on-site parking facility for parking vehicles. Except as provided below, Tenant shall not be assigned to designated parking spaces, but shall be permitted to use whichever spaces are available on a first-come, first-served basis in areas of the on-site parking facility designated by Landlord. The rent for each space shall be at the then-current market rate (which presently is $72.50 per space per month), payable in advance by Tenant to Landlord or, at Landlord's request, to the operator of the parking facility. Such rental rate shall be subject to adjustment as determined from time to time by Landlord. Tenant shall have the right to relinquish any parking spaces that it has previously rented but no longer needs by giving written notice to Landlord, which notice shall be effective as of the last day of the month in which it is received by Landlord. Tenant shall have no right to recover any spaces so relinquished. Use of the parking facility shall be subject to such rules and regulations as may be promulgated from time to time by Landlord and/or the operator of the parking facility. Notwithstanding anything to the contrary herein, up to six (6) of the twelve (12) parking spaces allowed to Tenant hereunder may at Tenant's option be designated for Tenant' s exclusive use (the "Designated Spaces"), provided the location of the Designated Spaces shall be mutually agreed upon by Landlord and Tenant, and further provided that any identification of the Designated Spaces (by signage or otherwise) shall be installed by Landlord at Tenant's expense.

          12.3 So long as Tenant is not in default hereunder, Tenant shall have, at any and all times throughout the Term of this Lease, the right of access to the Premises and the Project, including the on-site parking facility, in accordance with the terms of this Lease and subject to Landlord's reasonable rules and regulations and all applicable laws. Notwithstanding anything to the contrary contained in this Lease or the exhibits attached hereto, Tenant shall have the right, at its sole cost and expense (including all utility charges associated therewith), to install, maintain and operate its own security card system in the Premises, provided such system has no impact on the rest of the Building, and further provided Tenant's exercise of said right shall in no way diminish Landlord's rights or Tenants obligations with respect to Sections 11.1 and 11.2 hereof.

          13.    WAIVER AND INDEMNITY:

          13.1 Notwithstanding anything apparently to the contrary in this Lease, Landlord and Tenant hereby release one another and their respective partners, officers and employees and property manager from any and all liability (to the other or anyone claiming through or under them by way of subrogation or otherwise) for any loss or damage covered by property insurance or coverable by a customary policy of insurance required by Section 14.1(a) or 14.3(a), even if such loss or damage shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible.

          13.2 Notwithstanding anything apparently to the contrary in this Lease, Landlord and its partners, officers and employees and property manger shall not be liable to Tenant, and Tenant hereby releases such parties from all damage, compensation or claims from any cause other than the gross negligence or intentional misconduct of Landlord or its partners, officers or employees or property manager arising from: loss or damage to personal property or trade fixtures in the Premises including books, records, files, computer equipment, computer data, money, securities, negotiable instruments or other papers; lost business or other consequential damage arising out of interruption in the use of the Premises; and any criminal act by any person other than Landlord or its partners, officers or employees.

          13.3 Tenant agrees to indemnify, defend and hold Landlord and its partners, officers and employees and property manager harmless from and against any claim, loss or expense arising out of injury, death or property loss or damage occurring in the Premises, except only to the extent caused by the negligent act or intentional misconduct of Landlord or its partners, officers or employees or property manager.

          13.4 Landlord agrees to indemnify, defend and hold Tenant and its partners, officers and employees harmless from and against any claim, loss or expense arising out of injury, death or property loss or damage occurring in the common areas of the Project, except to the extent caused by the negligent act or intentional misconduct of Tenant or its partners, officers or employees.

          14.    INSURANCE:

          14.1 Tenant agrees to purchase, in advance, and to carry in full force and effect the following insurance:

          (a) "All risk" property insurance covering the full replacement value of all of Tenant's leasehold improvements, trade fixtures and personal property within the Premises. Landlord shall be named as loss payee under all such policies.

          (b) Commercial general liability insurance, providing coverage on an "occurrence" rather than a "claims made" basis, which policy shall include coverage for Bodily Injury, Property Damage, Personal Injury, Contractual Liability (applying to this Lease), and Independent Contractors, in current Insurance Services office form or other form which provides coverage at least as broad. Tenant shall maintain a combined policy limit of at least $2,000,000 applying to Bodily Injury, Property Damage and Personal Injury, which limit may be satisfied by Tenant's basic policy, or by the basic policy in combination with umbrella or excess policies so long as the coverage is at least as broad as that required herein. Such liability, umbrella and/or excess policies may be subject to aggregate limits so long as the aggregate limits have not at any pertinent time been reduced to less than the policy limit stated above, and provided further that any umbrella or excess policy provides coverage from the point that such aggregate limits in the basic policy become reduced or exhausted. Landlord shall be named as additional insured under all such policies.

          14.2 At least ten (10) days prior to entry by Tenant on the Premises, Tenant shall deliver to Landlord evidence that the insurance required by this Lease is in full force and effect. At least ten (10) days prior to expiration of any such coverage, Tenant shall deliver evidence that the coverage in question will be renewed or replaced upon expiration. Such evidence of insurance shall contain sufficient information to enable Landlord to determine whether Tenant's insurance complies with the requirements of this Lease. Upon request, Tenant shall also furnish insurer-certified copies of all pertinent policies. All polices used to provide the coverage required by this Lease shall (i) be endorsed to require the insurer to provide at least ten (10) days notice to Landlord prior to cancellation or non-renewal, and (ii) be issued by financially sound companies having a current A.M. Best Company rating of at least A:VII.

          14.3 Landlord agrees to purchase in advance, and to carry in full force and effect the following insurance:

          (a) "All risk" property insurance coverage on the Project, exclusive of Tenant's leasehold improvements, in such amount as Landlord deems prudent.

          (b) Commercial general public liability insurance covering the Project, in a combined single limit amount of at least $2,000,000, and written on an "occurrence" basis.

          14.4 If any insurance required hereunder ceases to be available, or is available on terms so unacceptable that prudent landlords or tenants, as the case may be, generally do not carry such insurance, then in lieu of such insurance the pertinent party may carry the most comparable insurance which is available and generally carried by prudent parties.

          15.    FIRE OR OTHER CASUALTY:

          If the Premises or the Project shall be damaged by fire or other cause Landlord shall at its option either (a) undertake to restore such damage with all due diligence, or (b) in the event the Premises or the Project are damaged by fire or other cause to such extent that damage cannot, in Landlord's sole judgment, be economically repaired within ninety (90) days after the date of such damage (taking into account the time necessary to effectuate a satisfactory settlement with any insurance company and using normal construction methods without overtime or other premium), terminate this Lease, by notice given to Tenant within sixty (60) days after the date of the damage. Any termination hereunder by reason of damage to the Premises shall be effective as of the date of the damage. Any termination by reason of damage to the Project but not the Premises shall be effective as of the date notice is given. If Landlord elects to restore, Landlord shall not be obligated to restore any improvements in the Premises which were not owned and constructed by Landlord. Upon substantial completion by Landlord of its work, Tenant shall undertake to restore its leasehold improvements and trade fixtures with all due diligence. This Lease shall, unless terminated by Landlord pursuant to this Section 15, remain in full force and effect following such damage, and, in the case of damage to the Premises, the Base Rent, Operating Costs and additional rent, prorated to the extent that the Premises are rendered untenantable, shall be equitably abated until such repairs are completed; provided, however, that if Tenant does not restore its leasehold improvements and trade fixtures with due diligence, abatement shall cease as of the date restoration could have been completed using due diligence.

          16.    CONDEMNATION:

          If the whole or any substantial part of the Premises shall be taken or condemned or purchased under threat of condemnation by any governmental authority, then the Term of this Lease shall cease and terminate as of the date when the condemning authority takes possession of the Premises and Tenant shall have no claim against the condemning authority, Landlord or otherwise for any portion of the amount that may be awarded as damages as a result of such taking or condemnation or for the value of any unexpired term of this Lease; provided, however, that Landlord shall not be entitled to any separate award made to Tenant for loss of business or costs of relocation. In the event part of the Project, but not the Premises, is condemned to the extent that the Project cannot, in Landlord's sole judgment, be economically restored within a reasonable time, Landlord shall have the option by notice given to Tenant within ninety (90) days after the date the condemning authority takes possession to terminate this Lease as of the date of such possession.

          17.    SECURITY INTEREST:

          INTENTIONALLY OMITTED.

          18.    DEFAULT:

          18.1   Any one of the following events shall constitute an Event of
Default:

          (i) Tenant shall fail to pay any monthly installment of Base Rent or additional rent as herein provided, and such default shall, after written notice from Landlord, continue for a period of seven (7) days after the due date therefor;

          (ii) Tenant shall violate or fail to perform any of the other conditions, covenants or agreements herein made by Tenant and such default shall continue for fifteen (15) days after written notice from Landlord; provided, however, that if the nature of such default is such that Tenant can cure the default, but not within fifteen (15) days, then the Event of Default shall be suspended for a period not in excess of thirty (30) additional days so long as Tenant commences cure within fifteen (15) days and thereafter diligently prosecutes the curing of the default to completion, and so long as continuation of the default does not create material risk to the Project or to persons using the Project;

          (iii) Tenant shall file or have filed against it or any guarantor of this Lease any bankruptcy or other creditor's action, or make an assignment for the benefit of its creditors.

          18.2 If an Event of Default (as defined above) shall have occurred and be continuing, Landlord may at its sole option by written notice to Tenant terminate this Lease. Except as otherwise provided in this Lease, neither the passage of time after the occurrence of the Event of Default nor exercise by Landlord of any other remedy with regard to such Event of Default shall limit Landlord's rights under this Section 18.2.

          18.3 If an Event of Default shall have occurred and be continuing, whether or not Landlord elects to terminate this Lease, Landlord may enter upon and repossess the Premises (said repossession being hereinafter referred to as "Repossession") by force, summary proceedings, ejectment or otherwise, and may remove Tenant and all other persons and property therefrom.

          18.4 From time to time after Repossession of the Premises, whether or not this Lease has been terminated, Landlord may, but shall not be obligated to, attempt to relet the Premises for the account of Tenant in the name of Landlord or otherwise, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term) and for such terms (which may include concessions or free rent) and for such uses as Landlord, in its uncontrolled discretion, may determine, and may collect and receive the rent therefor. Any rent received shall be applied against Tenant's obligations hereunder, but Landlord shall not be responsible or liable for any failure to collect any rent due upon any such reletting.

          18.5 No termination of this Lease pursuant to Section 18.2 and no Repossession of the Premises pursuant to Section 18.3 or otherwise shall relieve Tenant of its liabilities and obligations under this Lease, all of which shall survive any such termination or Repossession. In the event of any such termination or Repossession, whether or not the Premises shall have been relet, Tenant shall pay to Landlord the Base Rent and other sums and charges to be paid by Tenant up to the time of such termination or Repossession, and thereafter Tenant, until the end of what would have been the Term in the absence of such termination or Repossession, shall pay to Landlord, as and for liquidated and agreed current damages for Tenant's default, the equivalent of the amount of the Base Rent and such other sums and charges which would be payable under this Lease by Tenant if this Lease were still in effect, less the net proceeds, if any, of any reletting effected pursuant to the provisions of Section 18.4 after deducting all of Landlord's reasonable expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage and management commissions, operating expenses, legal expenses, attorneys' fees, alteration costs, and expenses of preparation for such reletting. Tenant shall pay such current damages to Landlord monthly on the days on which the Base Rent would have been payable under this Lease if this Lease were still in effect, and Landlord shall be entitled to recover the same from Tenant on each such day. At any time after such termination or Repossession, whether or not Landlord shall have collected any current damages as aforesaid, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord on demand, as and for liquidated and agreed final damages for Tenant's default, an amount equal to the then present value of the excess of the Base Rent and other sums or charges reserved under this Lease from the day of such termination or Repossession for what would be the then unexpired term if the same had remained in effect, over the amount of rent Tenant demonstrates that Landlord could in all likelihood actually collect for the Premises for the same period, said present value to be arrived at on the basis of a discount of seven percent (7%) per annum.

          18.6 In addition to all other remedies of Landlord, Landlord shall be entitled to reimbursement upon demand of all reasonable attorneys fees incurred by Landlord in connection with any Event of Default.

          18.7 Landlord shall in no event be considered to be in default of Landlord's obligations hereunder until the expiration of fifteen (15) days after notice of default from Tenant (or such longer period as may be reasonably necessary to cure such default so long as Landlord initiates the cure within said fifteen (15) day period and thereafter prosecutes the cure to completion).

          19.  LANDLORD'S RIGHT TO CURE DEFAULT; LATE PAYMENT:

          If Tenant commits an Event of Default, then Landlord may, but shall not be required to, make such payment or do such act, or correct any damage caused by such prohibited act and to enter the Premises as appropriate in connection therewith, and the amount of the expense thereof, if made or done so by Landlord, with interest thereon at the Interest Rate (as hereinafter defined) from the date paid by Landlord, shall be paid by Tenant to Landlord and shall constitute additional rent hereunder due and payable with the next monthly installment of rent; but the making of such payment or the doing of such act by Landlord shall not operate to cure such default or to estop Landlord from the pursuit of any remedy of which Landlord would otherwise be entitled. If any installment of rent is not paid by Tenant within five (5) days after the same becomes due and payable: (i) a one-time late charge in the amount of one Thousand and 00/100 Dollars ($1,000.00) shall become immediately due and payable as compensation to Landlord for administrative costs; and (ii) the unpaid balance due Landlord shall bear interest at the maximum legal rate or twelve percent (12%), whichever is less, from the date such installment became due and payable to the date of payment thereof by Tenant, and such interest shall constitute additional rent hereunder which shall be immediately due and payable.

          20.  WAIVER:

          No waiver by either party of any breach of any agreement herein contained shall operate as a waiver of such agreement itself, or of any subsequent breach thereof. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installments of rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent nor shall any endorsement or statement on any check or letter accompanying a check for payment of rent be deemed an accord and satisfaction, nor shall acceptance of rent with knowledge of breach constitute a waiver of the breach, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent, to terminate this Lease, to Repossess the Premises or to pursue any other remedy provided in this Lease. No re-entry by Landlord, and no acceptance by Landlord of keys from Tenant, shall be considered an acceptance of a surrender of the Lease.

          21.  SUBORDINATION:

          21.1 For the purposes of this Section 21, the term "Mortgage" shall mean at any time, any mortgage of record now or hereafter placed against the Project, any increase, amendment, extension, refinancing or recasting of a Mortgage and, in the case of a sale or lease and leaseback by Landlord of all or any part of the Project, the lease creating the leaseback. For the purposes hereof, a Mortgage shall be deemed to continue in effect after foreclosure thereof and during the period of redemption therefrom.

          21.2 This Lease is subject and subordinate to the lien of any Mortgage which may now or hereafter encumber the Project or any development of which the Project is a part. In confirmation of such subordination, Tenant shall, at Landlord's request from time to time, promptly execute any certificate or other document reasonably requested by the holder of the Mortgage. Tenant agrees that in the event that any proceedings are brought for the foreclosure of any Mortgage, Tenant shall immediately and automatically attorn to the purchaser at such foreclosure sale, as the landlord under this Lease, and Tenant waives the provisions of any statute or rule of law, now or hereafter in effect, which may give or purport to give Tenant any right to terminate or otherwise adversely affect this Lease or the obligations of Tenant hereunder in the event that any such foreclosure proceeding is prosecuted or completed. Neither the holder of the Mortgage (whether it acquires title by foreclosure or by deed in lieu thereof) nor any purchaser at foreclosure sale shall be liable for any act or omission of Landlord, subject to any offsets or defenses which Tenant might have against Landlord or bound by any prepayment by Tenant of more than one month's installment of Base Rent and additional rent or by any modification of this Lease made subsequent to the granting of the Mortgage. Notwithstanding anything to the contrary in this Section 21.2, so long as Tenant is not in default under this Lease, this Lease shall remain in full force and effect and the holder of the Mortgage and any purchaser at foreclosure sale thereof shall not disturb Tenant's possession hereunder.

          22.  RULES AND REGULATIONS:

          Tenant shall use the Premises and the common areas of the Project in accordance with the terms of this Lease, the Rules and Regulations attached hereto as Exhibit B (and by this reference made a part hereof) and such additional rules and regulations as may from time to time be reasonably made by Landlord for the general safety, comfort and convenience of the owners, occupants and tenants of the Project, and Tenant shall use its best efforts to cause Tenant's customers, employees and invitees to abide by such rules and regulations. Landlord shall use reasonable efforts to enforce its rules and regulations uniformly as to all tenants of the Project, but in no event shall Landlord be responsible to Tenant for failing to enforce such rules and regulations against other tenants. Notwithstanding anything to the contrary in this Section 22, Tenant may use the Premises for any lawful purpose consistent with standard practice and custom in the financial services industry.

          23.  COVENANT OF QUIET ENJOYMENT:

          Landlord covenants that it has the right to make this Lease for the term aforesaid and covenants that if Tenant shall pay the rent and perform all of the covenants, terms and conditions of this Lease to be performed by Tenant, Tenant shall, during the Term hereby created, freely, peaceably and quietly occupy and enjoy the full possession of the Premises. The term "Landlord" as used in this Lease shall mean solely the owner of the Project and underlying land, or in the case of a sale-leaseback, the lessee of the underlying land, at the relevant time. The liability of the original Landlord and any successor Landlord under this Lease is limited to its interest in the Project.

          24.  NO REPRESENTATIONS BY LANDLORD:

          Neither Landlord nor any agent or employee of Landlord has made any representations or promises with respect to the Premises or the Project except as herein expressly set forth, and no right, privileges, easements or licenses are acquired by Tenant except as herein expressly set forth. No exhibit attached to this Lease nor any other materials provided by Landlord shall constitute a warranty or agreement as to the configuration of the Project or the occupants thereof. Landlord reserves the right from time to time to modify the Project, including common areas, appurtenances and rentable areas, without in any case reducing the obligations of Tenant hereunder; provided, however, that in exercising said right Landlord shall not unreasonably and permanently interfere with Tenant's use or possession of, or access to, the Premises or the Project. Tenant has no right to light or air over any premises adjoining the Project. Tenant, by taking possession of the Premises, shall accept the same "as is" except as expressly provided in this Lease and such taking of possession shall be conclusive evidence that the Premises and the Project are in good and satisfactory condition at the time of such taking of possession. In addition to and without limitation of the immediately preceding sentence, Tenant agrees that it is leasing the Premises on an "AS IS", "WHERE IS" and "WITH ALL FAULTS" basis, based upon its own judgment, and hereby disclaims any reliance upon any statement or representation whatsoever made by Landlord. LANDLORD MAKES NO WARRANTY WITH RESPECT TO THE PREMISES, THE PROJECT OR ANY PART THEREOF, EXPRESS OR IMPLED, AND LANDLORD SPECIFICALLY DISCLAIMS ANY WARRANTY OF MERCHANTABILITY AND OF FITNESS FOR A PARTICULAR PURPOSE AND ANY LIABILITY FOR CONSEQUENTIAL DAMAGES ARISING OUT OF THE USE OF OR THE INABILITY TO USE THE PREMISES, THE PROJECT OR ANY PART THEREOF.

          25.  NOTICES:

          All notices or other communications hereunder shall be in writing and shall be hand delivered or sent by registered or certified first-class mail, postage prepaid, or by overnight air express service, (i) if to Landlord at the Landlord Address, with a copy to Northwestern National Life Insurance Company, c/o Reliastar Investment Research, Inc., 100 Washington Avenue South, Suite 800, Minneapolis, Minnesota 55401, Attention: W.T. Nimmo, and (ii) if to Tenant, at the Premises, unless notice of a change of address is given pursuant to the provisions of this Section. The day notice is given by mail shall be deemed to be the day following the day of mailing.

          26.  ESTOPPEL CERTIFICATES:

          Tenant agrees at any time and from time to time, upon not less than five (5) days prior written notice by Landlord, to execute, acknowledge and deliver to Landlord or a party designated by Landlord a statement in writing (i) certifying that this Lease is unmodified and in full force and effect, or if there have been modifications, that the Lease is in full force and effect as modified and stating the modifications, (ii) stating the dates to which the rent and other charges hereunder have been paid by Tenant, (iii) stating to the best of its knowledge whether or not Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease, and, if so, specifying each such default (but Tenant's failure to specify any such default shall not constitute a waiver thereof), (iv) agreeing that Tenant and Landlord will not thereafter modify the Lease without the approval of any mortgagee identified by Landlord, and (v) agreeing that, except for any security deposit required herein, Tenant shall not prepay any rent more than thirty (30) days in advance, and (vi) such other matters relating to this Lease as may reasonably be requested. Any such statement delivered pursuant hereto may be relied upon by any owner of the Project, any prospective purchaser of the Project, any mortgagee or prospective mortgagee of the Project or of Landlord's interest, or any prospective assignee of any such mortgagee. Tenant acknowledges that failure to comply with this
Section 26 on a timely basis shall constitute a default under this Lease.

          27.  SURRENDER; HOLDING OVER:

          Upon the expiration of this Lease or the earlier termination of Tenant's right to possession, Tenant shall immediately vacate the Premises, remove all of its property therefrom, remove any Hazardous Materials installed, used, generated, stored or disposed of by Tenant, and leave the Premises in the condition required by this Lease. Any property not removed shall be deemed abandoned, and Tenant shall be liable for all costs of removal. Should Tenant continue to occupy the Premises, or any part thereof, after the expiration or termination of the Term, whether with or without the consent of Landlord, such tenancy shall be from month to month and the monthly Base Rent shall be twice that which would otherwise be payable under Section 5. If Tenant's holdover is without the consent of Landlord, neither this Section nor the acceptance of any rent hereunder shall prevent Landlord from exercising any remedy to regain immediate possession of the Premises.

          28.  ENERGY CONSERVATION:

          Wherever in this Lease any terms, covenants or conditions are required to be kept or performed by Landlord, Landlord shall be deemed to have kept and performed such terms, covenants and conditions notwithstanding any act or omission of Landlord, if such act or omission is pursuant to any governmental regulations, requirements, directives or requests. Without limiting the generality of the foregoing, Landlord may reduce the quantity or quality of all utility and other services and impose such regulations as Landlord reasonably deems necessary in order to conserve energy, so long as the Premises are maintained at reasonably comfortable temperature and humidity levels.

          29.  RELOCATION:

               INTENTIONALLY OMITTED.

          30.  BROKERS:

          Tenant warrants that it has not engaged or dealt with any broker in connection with this Lease other than Commercial Kentucky, Inc. and Tenant agrees to indemnify, defendant and hold Landlord harmless from and against any claim for broker's fees or finder's fees asserted by anyone other than those specified above, on account of any dealings with Tenant in connection with this Lease.

          31.  TENANT'S TAXES:

          At least twenty (20) days prior to delinquency, Tenant shall pay all taxes levied or assessed upon Tenant's equipment, furniture and other personal property located in or about the Premises. If any such taxes are imposed upon Landlord, Tenant shall pay to Landlord, at least twenty (20) days before the date each installment is due to the taxing authority, the portion allocable to Tenant pursuant to this Section 31.

          32.  SECURITY DEPOSIT; ADDITIONAL SECURITY:

          32.1 INTENTIONALLY OMITTED.

          32.2 Upon execution of this Lease, Tenant shall either (i) deposit One Million One Hundred Thousand and No/100 Dollars ($1,100,000.00) in escrow with Landlord (the "Cash Deposit"), which shall be invested in securities issued or unconditionally guaranteed by the United States with an average weighted maturity of not less than three (3) years, with interest payable to Tenant, or
(ii) deliver to Landlord a One Million One Hundred Thousand and No/100 Dollars ($1,100,000.00) unconditional, irrevocable letter of credit, assignable to a transferee of the Project, from an issuer acceptable to Landlord providing that it may be drawn upon presentation of the letter of credit accompanied by a statement signed by Landlord that it is entitled to draw upon the letter of credit under the terms of this Lease. Tenant may replace the letter of credit from time to time with a letter of credit from the same or a comparable issuer, in the then outstanding amount of the letter of credit, on the same terms as the original letter of credit except for maturity date, and may from time to time extend the original or any prior replacement letter of credit, as the same may be extended from time to time, is called the "Letter of Credit". Landlord may draw on the Letter of Credit if (a) there is an Event of Default as defined in
Section 18.1 of this Lease, or (b) the Letter of Credit is within twenty-eight
(28) days of its expiration date, and the proceeds of the draw shall be invested, with interest payable to Tenant, in the manner provided above for a Cash Deposit. The proceeds of a draw on the Letter of Credit or the Cash Deposit, as the case may be, is called the "Security". Upon the occurrence and during the continuance of any Event of Default under this Lease, Landlord may apply the Security to amounts payable under this Lease, at such time and in such order of priority as Landlord may in its absolute discretion determine (and may not use or apply it for any other purpose), and Tenant shall be required to make all payments and perform all obligations under this Lease to which Landlord does not in fact apply the Security, whether or not Landlord is holding unapplied Security. Landlord may pursue remedies for nonpayment of rent or other default by Tenant even if it is holding unapplied Security. On the respective anniversary dates of the Commencement Date of the Term of this Lease set forth below, if on that anniversary date there has been no default under this Lease, Landlord shall refund to Tenant the Cash Deposit, if any, in excess of the amount set forth below for the anniversary date in question, or instruct the Letter of Credit issuer to reduce the Letter of Credit to that amount, as the case may be:



                                              Required Cash Deposit
                    Anniversary Date           or Letter of Credit
                  -------------------         ---------------------
                -----------------------------------------------------



                       September 1, 1997           $997,240.00
                       September 1, 1998           $921,867.00
                       September 1, 1999           $839,423.00
                       September 1, 2000           $749,245.00


If on the fifth (5th) anniversary of the Commencement Date (i.e., September 1,
2001) there has been no default under the Lease, Landlord shall surrender to Tenant any remaining balance of the Cash Deposit, the Letter of Credit, or, if the Letter of Credit has been drawn, any remaining balance of the proceeds of the draw, as the case may be. If the Letter of Credit or the Security is not surrendered on the fifth (5th) anniversary of the Commencement Date, the Letter of Credit, if undrawn, or the remaining Security, if any, shall be delivered to Tenant at such time as all obligations of Tenant under the Lease have been performed and Tenant could not be subject to further claims under the Lease.

          33.  LEASE ASSUMPTION:

          33.1 Landlord agrees to assume or accept assignment of (at Landlord's option) Tenant's lease for the twelfth (12th) and fourteenth (14th) floors of the Kentucky Home Life Building (the "Kentucky Home Life Lease") through April 30, 1998. Landlord shall assume the payment of rent and related operating expense pass-throughs from the date that Tenant delivers the space to Landlord in a "broom clean" condition, but not sooner than the Commencement Date, through April 30, 1998. Landlord shall not be responsible for any base rent, operating expenses or other costs of any kind (collectively, the "Total Charges") associated with the Kentucky Home Lease in excess of Four Hundred Twenty-one Thousand Three Hundred Twelve and No/l00 Dollars ($421,312.00) in the aggregate. If the Total Charges exceed Four Hundred Twenty-one Thousand Three Hundred Twelve and No/l00 Dollars ($421,312.00) in the aggregate, Tenant shall pay the excess to Landlord upon demand therefor.

          33.2 Landlord's obligation under Section 33.1 is subject to receipt by Landlord, on or before the Commencement Date of this Lease, of the consent of the landlord under the Kentucky Home Lease to assignment of the Kentucky Home Lease to Landlord and the right to make non-structural tenant improvements in the space without that landlord's consent. Tenant shall make best efforts to promptly obtain that consent. If, despite its efforts to do so, Tenant is unable to obtain such consent on or before the Commencement Date, Landlord shall not be obligated to assume or accept assignment of the Kentucky Home Lease; provided, however, in such event Tenant shall be entitled to a credit against each monthly installment of Base Rent payable by Tenant hereunder (the "Base Rent Credit") in an amount equal to the Total Charges paid by Tenant under the Kentucky Home Lease for that month. In no event shall the aggregate of the monthly amounts of the Base Rent Credit exceed Four Hundred Twenty-one Thousand Three Hundred Twelve and No/100 Dollars ($421,312.00). If the Kentucky Home Lease is not assigned to Landlord, Landlord shall nevertheless have the right to obtain a subtenant or subtenants for Tenant's premises under the Kentucky Home Lease or to cause the Kentucky Home Lease to be assigned. Tenant hereby agrees to cooperate with Landlord in its attempt to sublease the space or assign the lease (or both) and agrees to allow any such proposed assignee or subtenant or subtenants to inspect the space. Tenant further agrees to enter into any such sublease or assignment to which the landlord under the Kentucky Home Lease consents, provided Landlord agrees to discharge the obligations of Tenant under the sublease or assignment. In the event of any such subletting, the Base Rent Credit shall be reduced by
(i) the amounts paid by the subtenant to Tenant, as sublandlord, under such sublease agreement, less (ii) the credit, if any, which Tenant would have received with respect to those payments under Section 34 of this Lease if the Kentucky Home Lease had been assigned to Landlord. If Tenant enters into a sublease pursuant to this Section 33.2., Tenant shall take such action to enforce or terminate the sublease or to evict the subtenant as Landlord may from time to time direct if Landlord pays the cost of such action.

          33.3 Tenant represents and warrants that the following are now true and shall be true on the Commencement Date: (a) the Kentucky Home Lease consists solely of the lease dated June 17, 1992, a May 4, 1993 addendum setting the commencement date at May 1, 1993, letters dated September 17, 1993, and January 21, 1994, adding 14th floor space to the lease, and an Addendum to Lease dated January 1, 1994, relating, among other things, to space on the 14th floor, and has not been further amended, (b) the Kentucky Home Lease is in full force and effect, (c) Tenant holds the tenant's interest in the Kentucky Home Lease, and has not assigned or encumbered or agreed to assign or encumber the Kentucky Home Lease, (d) Tenant has not exercised any extension options or any rights to take additional space, other than pursuant to the letters referred to above, (e) Tenant is not in default under the Kentucky Home Lease and, to Tenant's knowledge, the landlord is not in default under the Kentucky Home Lease, (f) the amount of monthly gross rent payable under the Kentucky Home Lease as of July 1, 1996 is $18,122.50, and (g) all past due rent and other obligations, including any prior year operating expense adjustments, have been paid. Tenant shall make good faith efforts to cause the landlord under the Kentucky Home Lease to confirm the above items in a letter of estoppel or certificate to Landlord.

          34.  RENT CONCESSION:

          If the Kentucky Home Lease is assigned to Landlord and thereafter Landlord sublets any of the Kentucky Home Lease space referred to above or further assigns the Kentucky Home Lease, or both, Landlord shall give Tenant a rent credit equal to the lesser of (a) Fifty-one Thousand Six Hundred Eighty-three and 33/100 Dollars ($51,683.33), or (b) an amount equal to fifty percent (50%) of the rents received from the subletting and the consideration, if any, received from the assignment, less leasing commissions, tenant improvement costs and inducement payments and other costs incurred by Landlord in connection with the subletting or assignment. If the Kentucky Home Lease is assigned to a third party by Tenant at Landlord's request in accordance with Section 33.2, any consideration paid by the assignee for the assignment shall be paid to Landlord, but Tenant shall receive the credit, if any, to which Tenant would have been entitled under this Section 34 if the Kentucky Home Lease had been assigned to Landlord and then further assigned.

          35.  OPTION TO RENEW:

          Tenant shall have two (2) five (5) year options to renew this Lease upon twelve (12) months prior written notice to Landlord. The rental rate for each renewal term shall be the then current fair market rate for comparable space in comparable buildings within the Louisville

Central Business District, as determined by Landlord in good faith. The "Base Year" set forth in Section 6.1 shall be adjusted to reflect the then current base year for the Building for each renewal option exercised. At the beginning of the first renewal term only, Landlord shall recarpet the floors and repaint the walls of the Premises with materials equivalent in quality and quantity to those installed or used in connection with the initial Tenant Work at a cost not to exceed Five and No/100 Dollars ($5.00) per square foot of Rentable Area.

          36.  EXPANSION OPTION:

          Tenant shall have the option, by written notice given to Landlord on or before January 1, 1998, to add the sixth floor of the Building (the "Expansion Space") to the Premises on June 1, 1998 (the "Expansion Date"), and if such notice is given the Expansion Space shall become a part of the Premises on the Expansion Date, subject to all of the terms and conditions of this Lease, except that Landlord shall provide Tenant with an allowance for tenant improvements in the Expansion Space in an amount not to exceed Twelve and No/100 Dollars ($12.00) per square foot of Rentable Area in the Expansion Space. Said allowance shall only be used for improvements to the Expansion Space. Tenant acknowledges and agrees that Tenant shall take the Expansion Space "AS IS" and Landlord shall not be obligated to do any work whatsoever in connection therewith. The Expansion Space is occupied by Vencor, Inc. ("Vencor"), for a term ending May 31, 1998. If Vencor holds over after the expiration date of its lease term, Landlord shall remove Vencor as soon as possible, but shall not be liable for late delivery, and, if the Expansion Space is delivered to Tenant after May 1, 1998, the Expansion Date shall be the date of delivery.

          37.  RIGHT OF FIRST OFFER:

          If Tenant does not exercise its option to lease the sixth floor as provided in Section 36, and, following lapse of that option, Landlord proposes to lease any sixth floor space which is then vacant or will become vacant as of a date specified by Landlord, for a term commencing at any time during the period from December 1, 1998 through July 31, 2006 (both dates inclusive), Landlord shall give Tenant notice of its intention to lease the space which either states that the space is vacant or specifies the date on which it will be vacant. Tenant may elect to lease the space identified in Landlord's notice by written notice given to Landlord not more than fifteen (15) days after the date of Landlord's notice, and, if Tenant timely elects to take the space, (i) the space will become subject to this Lease immediately, if Landlord's notice states that it is then vacant, or otherwise on the date on which it will become vacant as specified in Landlord's notice, (ii) the space shall be taken "AS IS", (iii) the base rent per square foot for the space at the commencement of the term for that space shall be the then current rent per square foot under the Lease, and shall increase when and as rent increases under the Lease, (iv) Landlord shall pay Tenant a per square foot tenant improvement allowance for the space in an amount not to exceed Fifteen and No/100 Dollars ($15.00) multiplied by a fraction, the numerator of which is the number of days remaining in the initial term following the commencement date for that space and the denominator of which is 3,650, (v) the tenant improvement allowance shall be used only for improvements to the space, and (vi) the space shall otherwise be subject to all of the terms and provisions of the Lease. This right of first offer shall not apply to any space which is leased to a third party for a term which begins after June 1, 1998 and before December 1, 1998, or to any space leased to a third party for a term which begins during any renewal term under this Lease. If Tenant is entitled to lease space pursuant to this Section 37 and does not elect to lease it within the fifteen (15) day period herein provided, Landlord may lease the space to any other party on such terms as Landlord may elect.

          38.  MISCELLANEOUS:

          (a) This is a Kentucky contract and shall be construed according to the laws of Kentucky.

          (b) The captions in this Lease are for convenience only and are not a part of this Lease.

          (c) If more than one person or entity shall sign this Lease as Tenant, the obligations set forth herein shall be deemed joint and several obligations of each such party.

          (d)  Time is of the essence.

          (e) The provisions of this Lease which relate to periods subsequent to the expiration of the Term shall survive expiration.

          (f) If any provision of this Lease is invalid or unenforceable to any extent, then such provision and the remainder of this Lease shall continue in effect and be enforceable to the fullest extent permitted by law.

          (g) This Lease contains the entire agreement of the parties hereto with respect to the Premises and Project. This Lease may be modified only by a writing executed and delivered by both parties.

          (h) Nothing contained in this Lease shall be deemed or construed to create a partnership or joint venture of or between Landlord and Tenant, or to create any other relationship between the parties other than that of landlord and tenant.

          (i) This Lease shall be binding upon and inure to the benefit of the parties hereto and, subject to the restrictions and limitations herein contained, their respective heirs, successors and assigns.

          (j) This Lease and the obligations set forth herein are subject to approval by the Landlord's investment committee, which approval shall be requested on or before May 3, 1996.


LANDLORD                                        TENANT

Northwestern National Life                      ARM Financial Group, Inc.
Insurance Company

By:  Reliastar Investment Research, Inc.,
     its authorized agent


     By:                                        By:
        ----------------------------------           ---------------------------
          William T. Nimmo                           John Franco
          Its: Vice President                   Its: Co-Chief Executive Officer
               ---------------------------           ---------------------------

                                   EXHIBIT A
                                   ---------

                                 [Floor Plan]

                                   EXHIBIT B
                                   ---------

                             RULES AND REGULATIONS

     1. Any sign, lettering or design of Tenant which is visible from the exterior of the Prernises shall be subject to prior approval by Landlord and shall conform to the uniform pattern of identification signs for tenants in the Building as prescribed by Landlord. Tenant shall not inscribe or affix any sign, lettering or design in the Premises or Building which is visible from the exterior of the Building.

     2. Landlord shall maintain a Building directory with the name of Tenant, its organizational division and the naMe of any other business entities lawfully occupying the Premises or any part thereof, and provided that the names so listed do not take up more than Tenant's proportionate share of the space on the Building directory, the size of which shall be determined by Landlord, Landlord shall pay for the initial cost of placing Tenant's name on the Building directory.

     3. Landlord shall provide to Tenant at Landlord's cost Tenant's initial identification signs for the entrance door or doors to the Premises, the form for which shall be uniform throughout the Building and shall be selected by Landlord. Any changes or alterations to such signs referred to in paragraphs 2 and 3.of this Exhibit B shall be paid for by Tenant.

     4. No additional locks other than Building standard shall be placed upon any doors of the Premises without Landlord's consent and Tenant agrees not to have any duplicate keys made. If more than two keys for any door lock are desired, such additional keys shall be acquired from Landlord and shall be paid for by Tenant. Upon termination of this Lease, Tenant shall surrender all keys to Landlord. Tenant shall not replace the locks on any door. Should Landlord consent to the replacement of such lock, Landlord shall replace the lock at Tenant's sole expense.

     5. No furniture, freight, supplies not carried by hand, or equipment of any kind shall be brought into or removed from the Building without the consent of Landlord. Landlord shall have the right to limit the weight and size and to designate the position of all safes and such other heavy property brought into the Building. The furniture, freight, supplies, equipment, safes and such other heavy property shall be moved in or out of the Building only at the times and in the manner permitted by Landlord. Landlord will not be responsible for loss of or damage to any such items and all damage done to the Premises or the Building by moving or maintaining any such items shall be repaired at the expense of Tenant. Any merchandise not capable of being carried by hand shall utilize hand trucks equipped with rubber tires and rubber side guards.

     6. The entrances, corridors, stairways, elevators and other similar areas in the Building shall not be obstructed by Tenant or used for any purpose other than ingress or egress to and from the Premises. Tenant shall not bring into the Building or keep within the Building any animal or bird.

     7. Tenant, its invitees or guests shall not disturb other occupants of the Building by making any undue or unseemly noise, or otherwise. Tenant shall not, without Landlord's written consent, install or operate in or upon the Premises any machine or machinery causing noise or vibration perceptible outside the Premises, electric heater, stove, device for the preparation of food, or machinery of any kind, or carry on any mechanical business thereon, or keep or use thereon oils, burning fluids, camphene, kerosene, naphtha, gasoline, or other combustible materials. Notwithstanding the foregoing, Tenant may operate within the Premises a device for the making of coffee to be consumed on the Premises. No explosives shall be brought into the Building.

     8. Tenant shall not mark or drive nails or screws into the woodwork or plaster, or paint, or in any way deface the Premises, the Building, or any parts thereof or fixtures therein. The expense of remedying any breakage, damage or stoppage resulting from a violation of this rule shall be paid by Tenant.

     9. Canvassing, soliciting and peddling in the Building are prohibited and each tenant shall cooperate to prevent such activity, however, Landlord in its discretion may allow coffee cart(s) and snack vending in the Building.

     10. Tenant may request the assistance of Landlord's employees only upon application at the office of the Building. Landlord's employees are not required to perform any work or do anything outside of their regular office duties, except upon issuance of special instructions from the office of the Building. If Landlord's employees are made available to assist Tenant, Landlord shall be paid for their services by Tenant at reasonable hourly rates. Landlord's employees are not required to admit any person, Tenant or otherwise, to an retail space without specific instructions from the office of the Building.

     11. Landlord reserves the right to close and keep locked all entrance and exit doors of the Building on Saturdays, Sundays and legal holidays and between the hours of 6:00 p.m. on any day and 7:00 a.m. of the following day and during such further hours as Landlord may deem advisable for access control of the Building. Notwithstanding the foregoing, Tenant shall have access to the Building at all hours.

     12. Landlord may utilize an outside agency to control access to the Building when it is locked. Landlord does not assume any responsibility for, and shall not be liable for, any damage resulting from an error in regard to any identification of Tenant or its employees and from admission to, or exclusion from, the Building by such outside agency.

     13. The heating and air conditioning systems shall be operated from time to time as designated by the Building's owner. Tenant shall not utilize any equipment requiring extraordinary services without the prior written consent of Landlord.

     14. Tenant shall exercise care and caution to insure that all water faucets or water apparatus, electricity and gas are carefully and entirely shut off before Tenant or its employees leave the Premises so as to prevent waste or damage. Tenant shall be responsible for any damage to the Premises or the Building and for all damage or injuries sustained by other tenants or occupants of the building arising from Tenant's failure to observe this rule.

     15. Landlord reserves the right to exclude or remove from the Building any person who, in the judgment of Landlord, is under the influence of liquor or drugs, or who is, in the judgment of Landlord, disturbing other tenants in any way, or who shall in any manner do any act in violation of any of the rules and regulations of the Building.

     16. Toilet facilities shall be provided for men and women by Landlord. Plumbing fixtures and appliances shall be used for the purpose for which they were designed and no rubbish, rags or other unsuitable material shall be thrown or placed therein. Repairs resulting from such damage to any such fixtures or appliances from misuse by Tenant shall be paid for by Tenant and Landlord shall not in any case be responsible therefor.

     17. Landlord will replace tubes and lamps for lighting fixtures at Tenant's expense if requested by Tenant to do so.

     18. Tenant agrees that Landlord shall not be responsible for lost or stolen personal property, money or jewelry from the Premises or Building, regardless of whether such loss occurs when the area is locked against entry or not.

     19. Landlord may from time to time adopt appropriate systems and procedures for the security or safety of the Building and/or the parking area, any person occupying, using or entering the same, or any equipment, finishings or contents thereof, and Tenant shall comply with Landlord's reasonable requirements relative thereto.

     20. Landlord reserves the right to rescind any of these rules and regulations and to make such other and further reasonable rules and regulations as in its judgment may from time to time be needed or desirable for the care and cleanliness of the Premises and the Building. Such rules and regulations, when made and upon written notice to Tenant, shall be binding upon Landlord and Tenant in like manner as if originally set forth herein.